EXHIBIT 1

                          ERNST & YOUNG LLP LETTERHEAD


September 14, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated September 7, 1998, of Able Telcom
Holding Corp. and are in agreement with the statements contained in paragraphs 1 through 4 on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                              /s/ Ernst & Young LLP
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                                                  Ernst & Young LLP